Exhibit 5.1

Opinion of Haynes and Boone, LLP

August 30, 2012

Flowserve Corporation

5215 N. O’Connor Blvd., Suite 2300

Irving, Texas 75039

Re:	Flowserve Corporation Shelf Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Flowserve Corporation, a New York corporation (the “Company”), Flowserve Holdings, Inc., a Delaware corporation, Flowserve International, Inc., a Delaware corporation, Flowserve Management Company, a Delaware statutory trust, and Flowserve US Inc. (Flowserve Holdings, Inc., Flowserve International, Inc., Flowserve Management Company and Flowserve US Inc., collectively, the “Guarantors”), with respect to certain legal matters in connection with the registration by the Company, under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, of (i) shares of common stock, $1.25 par value per share, of the Company (the “Common Stock”), (ii) shares of preferred stock, $1.00 par value per share, of the Company (the “Preferred Stock”), (iii) debt securities of the Company, which may be issued in one or more series (the “Notes”), and (iv) guarantees of the Notes by the Guarantors (the “Guarantees”). The Common Stock, Preferred Stock, Notes and Guarantees are herein collectively referred to as the “Securities.” The Notes and the Guarantees are to be issued under that form of Indenture (as amended or supplemented, the “Indenture”) filed as Exhibit 4.5 to the Registration Statement and to be entered into by the Company, as issuer, the Guarantors, as guarantors, and U.S. Bank National Association, as trustee (the “Trustee”). The Notes and Guarantees are collectively referred to herein as the “Debt Securities.”

The Securities will be offered and sold by the Company pursuant to a registration statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined at the time of sale and to be set forth in supplements to the prospectus (each a “Prospectus Supplement”) contained in the Registration Statement.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of incorporation and bylaws, certificate of trust and declaration of trust, or similar organizational documents, as applicable, of the Company and each of the Guarantors (each as has been amended to date), (ii) the Registration Statement and all exhibits thereto, (iii) the minutes, records and resolutions of the proceedings of the Company and the Guarantors with respect to the filing of the Registration Statement and the issuance of the Securities, (iv) the Indenture filed as Exhibit 4.5 to the Registration Statement and (v) such other certificates, instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed.

In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies thereof and the authenticity of the originals of such latter documents.

Flowserve Corporation

August 30, 2012

As to various questions of fact material to the opinions expressed below, we have, without independent third party verification of their accuracy, relied in part, and to the extent we deem reasonably necessary or appropriate, upon the representations and warranties of the Company and the Guarantors contained in such documents, records, certificates, instruments or representations furnished or made available to us by the Company and the Guarantors.

In connection with this opinion, we have assumed that (i) the Company will continue to be incorporated and in good standing under the Business Corporation Law of the State of New York, (ii) Flowserve Holdings, Inc., Flowserve International, Inc. and Flowserve US Inc. will continue to be incorporated and in good standing under the General Corporation Law of the State of Delaware (the “DGCL”), (iii) Flowserve Management Company will continue to be formed and in good standing under the Delaware Statutory Trust Act (the “DSTA”), (iv) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and will remain effective, (v) a Prospectus Supplement will have been prepared and filed with the Securities and Exchange Commission (the “Commission”) properly describing the Securities offered thereby in accordance with all applicable requirements, (vi) no stop order of the Commission preventing or suspending the use of the prospectus contained in the Registration Statement or any Prospectus Supplement will have been issued, (vii) the prospectus contained in the Registration Statement and any required Prospectus Supplement will have been delivered to the purchaser of the Securities as required in accordance with applicable law; (viii) all Securities will be issued and sold in compliance with applicable federal, state and other laws and in the manner stated in the Registration Statement, or any amendment thereto, along with any applicable Prospectus Supplement, (ix) any applicable Indenture Supplement entered into in connection with the issuance of Notes will comply with applicable law and be enforceable in all respects in accordance with its terms; (x) at the time of any offering or sale of any shares of Common Stock or Preferred Stock by the Company, the Company shall have such number of shares of Common Stock or Preferred Stock authorized or created and available for issuance and (xi) to the extent required in connection with any distribution, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and will be enforceable obligations of the parties thereto.

The opinions set forth below are subject to the following qualifications and exceptions:

(a) The opinions are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or other similar laws now or hereafter in effect relating to or affecting the rights of creditors generally, (ii) provisions of applicable law pertaining to the voidability of preferential or fraudulent transfers and conveyances and (iii) the fact that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b) The opinions are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, general matters of public policy and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).

Flowserve Corporation

August 30, 2012

(c) In rendering the opinions, we have assumed that, at the time of the sale of the Securities, (i) the resolutions of the boards of directors and managing trustees, as reflected in the minutes and proceedings of the Company and the Guarantors referred to above, will not have been modified or rescinded, (ii) there will not have occurred any change in the laws affecting the authorization, execution, delivery, issuance, sale, ranking, validity or enforceability of the Securities and (iii) none of the particular terms of a series of Securities will violate any applicable law and neither the issuance and sale thereof, nor the compliance by the Company and/or the Guarantors with the terms thereof, will result in a violation of any agreement or instrument then binding upon the Company or the Guarantors or any order of any court or governmental body having jurisdiction over the Company or the Guarantors.

(d) The opinions expressed herein are limited to (i) the DGCL, the DTSA and applicable provisions of the Delaware Constitution, in each case as in effect on the date hereof, and judicial decisions reported as of the date hereof to the extent interpreting the DGCL, the DSTA and such provisions of the Delaware Constitution and (ii) the laws of the State of New York. The Indenture, the Notes and the Guarantees are governed by the laws of the State of New York. We express no opinion as to (i) the subject matter jurisdiction of the United States courts located in New York to adjudicate any controversy relating to the Indenture, the Notes or the Guarantees or (ii) the enforceability of the choice of New York law or whether any court would give effect to such choice of law.

(e) The opinions are also subject to the qualification that certain of the remedial, waiver, and other provisions of the Securities may not be enforceable. However, based upon our judgment we do not believe that such unenforceability will render the Securities invalid as a whole or substantially interfere with the realization of the principal legal benefits to be provided by the Securities, except to the extent of any procedural delay which may result therefrom.

(f) We express no opinion as to (i) the enforceability of provisions of the Securities to the extent that such provisions purport to sever unenforceable provisions from the Securities, respectively, to the extent that the enforcement of the remaining provisions would frustrate the fundamental intent of the parties to such documents; or (ii) the enforceability of any provision in the Securities that purports to appoint an agent for service of process or establish or otherwise affect jurisdiction, venue, evidentiary standards, or limitation periods, or procedural rights in any suit or other proceeding.

Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1. Upon (a) due adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of Common Stock in form and content as required by applicable law, (b) due execution and delivery of an enforceable underwriting agreement by each of the parties thereto and (c) issuance and delivery of, and payment for, such shares in the manner contemplated in the Registration Statement and the related Prospectus Supplement and by such resolution, such shares of Common Stock that may be offered and sold by the Company (including any Common Stock duly issued (i) upon the exchange or conversion of Notes that are exchangeable or convertible into Common Stock or (ii) upon the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Common Stock) will be validly issued, fully paid and non-assessable.

Flowserve Corporation

August 30, 2012

2. Upon (a) due adoption by the board of directors of the Company of a resolution to duly establish a series of Preferred Stock in accordance with the terms of the certificate of incorporation of the Company and applicable law, (b) filing by the Company of a certificate of designations with the Secretary of State of the State of New York in accordance with and as required by applicable law, (c) due adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of Preferred Stock in form and content as required by applicable law, (d) due execution and delivery of an enforceable underwriting agreement by the parties thereto and (e) issuance and delivery of, and payment for, such shares in the manner contemplated by the Registration Statement, the related Prospectus Supplement and such resolutions, such shares of such series of Preferred Stock (including any Preferred Stock duly issued upon the exchange or conversion of Notes that are exchangeable or convertible into Preferred Stock) will be validly issued, fully paid and non-assessable.

3. When (a) the board of directors of the Company has duly adopted a resolution authorizing the execution, delivery, and performance of the Indenture Supplement for a particular issuance of Notes, (b) the board of directors or managing trustees, as applicable, of the Guarantors have duly adopted a resolution authorizing the execution, delivery, and performance of the Guarantees for a particular issuance of Guarantees, (c) the Debt Securities have been duly established in conformity with the Indenture Supplement (including, without limitation, the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Notes in form and content as required by applicable law) and duly authenticated by the Trustee, (d) the Indenture (in the form examined by us) and Indenture Supplement have been duly executed and delivered by the Company, the Guarantors and the Trustee becoming enforceable obligations of the parties thereto, (g) due execution and delivery of an enforceable underwriting agreement by the parties thereto and (h) such Debt Securities have been duly executed and delivered against payment therefor in accordance with the Indenture (in the form examined by us) and Indenture Supplement and issued and sold as contemplated in the Registration Statement and the related Prospectus Supplement, (i) the Notes will constitute binding obligations of the Company and (ii) each Guarantor’s Guarantee will constitute the valid and binding obligation of such Guarantor as to the Notes.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving these consents, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Very truly yours,

/s/ HAYNES AND BOONE, LLP

HAYNES AND BOONE, LLP